UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021 (February 17, 2021)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Indenture

On February 17, 2021, Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), its subsidiaries RHP Hotel Properties, LP, a Delaware limited partnership (the “Operating Partnership”), and RHP Finance Corporation (together with the Operating Partnership, the “Issuers”), and certain of the Company’s other subsidiaries named as guarantors (each such subsidiary and the Company individually, a “Guarantor” and collectively, the “Guarantors”) entered into an indenture with U.S. Bank National Association, as trustee, (the “Indenture”) pursuant to which the Issuers issued $600 million aggregate principal amount of 4.500% Senior Notes due 2029 (the “Notes”), which are guaranteed by the Guarantors (the “Guarantees”).

The Notes are general unsecured senior obligations of the Issuers, ranking equal in right of payment with existing and future senior unsecured indebtedness, including $400 million in aggregate principal amount of the Issuers’ 5.00% senior unsecured notes due 2023, $700 million in aggregate principal amount of the Issuers’ 4.750% senior unsecured notes due 2027, and senior in right of payment to any future subordinated indebtedness. The Notes will be effectively junior to any of the Issuers’ secured indebtedness to the extent of the value of the assets securing such indebtedness, including the Company’s existing credit facility, and structurally subordinated to all indebtedness and other obligations of the Operating Partnership’s subsidiaries that do not guarantee the Notes. The Guarantees rank equally in right of payment with the applicable Guarantor’s existing and future senior unsecured indebtedness and senior in right of payment to any future subordinated indebtedness of such Guarantor. The Notes are effectively junior to any secured indebtedness of any Guarantor to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other obligations of the Operating Partnership’s subsidiaries that do not guarantee the Notes.

Interest on the Notes will be payable on February 15 and August 15 of each year, beginning on August 15, 2021, with the Notes maturing on February 15, 2029. The Issuers may redeem the Notes before February 15, 2024, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, up to, but excluding, the applicable redemption date, plus a make-whole redemption premium. The Notes will be redeemable, in whole or in part, at any time on or after February 15, 2024 at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to, but not including, the redemption date, if redeemed during the 12-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2024	102.250%
2025	101.500%
2026	100.750%
2027 and thereafter	100.000%

In addition, the Issuers may redeem up to 40% of the Notes at any time prior to February 15, 2024 with the cash proceeds of certain equity offerings at a redemption price equal to 104.500% of the principal amount plus accrued and unpaid interest to, but not including, the redemption date. However, the Issuers may only make such redemptions if at least 60% of the original aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption. In the event of a change of control triggering event (as defined in the Indenture) of the Company or the Issuers, the Issuers will be required to offer to purchase some or all of the Notes at 101% of their principal amount, plus accrued and unpaid interest up to, but not including, the repurchase date.

The terms of the Indenture restrict the ability of the Company and certain of its subsidiaries to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest or premium; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Indenture including the form of Note attached thereto which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein.

Certain Relationships

The Trustee and/or certain of its affiliates act as lenders and/or agents under the Company’s credit facility and may hold the Issuers’ 5.00% senior unsecured notes due 2023 and 4.750% senior unsecured notes due 2027.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

To the extent applicable, the information included above in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS.

On February 17, 2021, the Company issued a press release announcing the closing of the Notes offering and expiration and results of the previously announced cash tender offer to purchase any and all of the $400 million aggregate principal amount of the Issuers’ 5.00% senior unsecured notes due 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

4.1	Indenture, dated as of February 17, 2021, among RHP Hotel Properties, LP and RHP Finance Corporation, as the issuers, Ryman Hospitality Properties, Inc., as a guarantor, each of the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 4.500% Senior Note due 2029 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

99.1	Press Release of Ryman Hospitality Properties, Inc., dated February 17, 2021.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: February 17, 2021	By:	/s/ Scott Lynn
	Name:	Scott Lynn
	Title:	Executive Vice President, General Counsel and Secretary